UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2017, Uni-Pixel, Inc. (“UniPixel” or the “Company”) in a registered direct offering (the “Offering”) with investors, including prior purchasers of the Company’s securities, entered into a Securities Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Company will issue 3,000 units, with each unit consisting of one share of Series A -1 Convertible Preferred Stock, par value $0.001 per share (the “Series A -1 Preferred Stock”) and a Series A-1 Warrant (the “Warrant”) to purchase eight hundred thirty three and one/third shares of Common Stock, for a total of up to 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and shares of Common Stock issuable from time to time upon conversion of such Series A-1 Preferred Stock and exercise of the Warrants. The shares of Series A-1 Preferred Stock shall be convertible into one share of Common Stock at a conversion price of $1.50 per share, subject to adjustment as provided under the terms of the Agreement and the Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designations”). The Warrants will have an exercise price of $1.50 per share of Common Stock, subject to adjustment of the Warrant exercise price as provided under the terms of the Warrants.

The Benchmark Company, LLC (the “Placement Agent”), pursuant to an existing arrangement, acted as the sole placement agent in connection with the Offering. The Placement Agent has no obligation to buy any of the units from the Company or to arrange for the purchase or sale of any specific number or dollar amount of units. The fees payable to the Placement Agent equal 4.5% of the gross proceeds for units sold in the Offering. The existing arrangement with the Placement Agent includes customary indemnification obligations of the Company of the Placement Agent against liabilities arising out of or relating to the Placement Agent’s activities on the Company’s behalf in connection with this Offering, except to the extent that such liabilities arise out of the Placement Agent’s gross negligence or willful misconduct.

The Offering shall close (the “Closing”) upon the sale of 3,000 units at a maximum total sales price of $3,000,000. After deducting certain fees due to the Placement Agent and the Company’s estimated Offering expenses, the Company expects the net proceeds from this Offering excluding the proceeds, if any, from the exercise of the Warrants, will be approximately $2,780,000.

While the Series A-1 Preferred Stock and the Warrants shall be sold together as a unit in the Closing, the Series A-1 Preferred Stock and Warrants will be issued separately. There is no established public trading market for the Series A-1 Preferred Stock or the Warrants, and the Company does not expect any such market to develop. In addition, the Company does not intend to apply for listing of the Series A-1 Preferred Stock or the Warrants on any national securities exchange or other nationally recognized trading system.

The Offering is being made pursuant to a prospectus supplement dated and filed with the Securities and Exchange Commission (“SEC”) on January 18, 2017 and an accompanying prospectus dated July 10, 2015, under the Company’s shelf registration statement on Form S-3 declared effective by the SEC on July 10, 2015 (File No. 333-200316) (the “Registration Statement”). The Offering is expected to close on or about January 20, 2017, subject to the satisfaction of customary closing conditions contained in the Agreements. The form of Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Each share of Series A-1 Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock at an initial conversion price of $1.50 per share of Common Stock, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events. The Series A-1 Certificate of Designations provides for certain other adjustments to the conversion price of the Series A-1 Preferred Stock. At any time or times after the ninetieth calendar day after the initial issuance date of such Series A-1 Preferred Stock (or such earlier date after such initial issuance date that the volume weighted average price of the Common Stock is less than or equal to $0.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or similar events)), each holder has the additional right to convert the Series A-1 Preferred Stock into shares of the Common Stock at the Alternate Conversion Price (as defined below) instead of at the conversion price of $1.50 per share. The “Alternate Conversion Price” is defined as that price which is the lower of (i) the conversion price then in effect and (ii) the greater of (A) $0.35 and (B) 93% of the volume weighted average price of the Common Stock on the trading day immediately preceding the time of the delivery or deemed delivery of the applicable conversion notice.

The Series A-1 Certificate of Designations also contain certain triggering events including but not limited to: (i) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a national securities exchange for a period of five consecutive trading days, and (ii) the failure of the Company to timely deliver shares of Common Stock upon conversion of the Series A-1 Preferred Stock or to make payments when due under the Series A-1 Certificate of Designations. If a triggering event occurs, each holder may require the Company to redeem all or any number of the Series A-1 Preferred Stock, in cash, at a redemption price equal to the greater of (i) 125% of the $1,000 stated value of each such share of Series A-1 Preferred Stock being redeemed and (ii) the intrinsic value of the shares of the Common Stock then issuable upon conversion of such shares of Series A-1 Preferred Stock being redeemed (without regard to any limitations on conversion in the Series A-1 Certificate of Designations). Alternatively, at any time a triggering event has occurred through the earlier of (x) the date of the cure of such triggering event and (y) the 20th trading day after the Company has delivered written notice to such holder of such triggering event, each holder may also alternatively convert Series A-1 Preferred Stock into shares of Common Stock at the Triggering Event Conversion Price (as defined below) instead of at the conversion price of $1.50 per share, subject to certain beneficial ownership limitations described below. The “Triggering Event Conversion Price” is defined as that price which is defined as that price which is the lower of (i) the conversion price then in effect and (ii) the greater of (A) $0.35 and (B) the higher of (I) 85% of the lowest volume weighted average price of the Common Stock on any trading day during the five consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice and (II) $0.35.

The Series A-1 Certificate of Designations also provides that, subject to the satisfaction of customary equity conditions and the beneficial ownership limitations described below, at any time the volume weighted average price of the Common Stock is greater than or equal to $1.50 per share, the Company may, by written notice, require each holder to convert up to its pro rata share of 20% of the aggregate dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the Nasdaq Capital Market over the ten consecutive trading day period immediately prior to the date of notice of such mandatory conversion.

The Series A-1 Certificate of Designations also provides that the Company may redeem the Series A-1 Preferred Stock at any time, in cash, at a redemption price equal to the greater of 125% of the stated value of the shares of Series A-1 Preferred Stock being redeemed and the intrinsic value of the shares of the Common Stock then issuable upon conversion of the shares of Series A-1 Preferred Stock being redeemed. In addition, at any time on or after the one year anniversary of the initial issuance date of the Series A-1 Preferred Stock, the Company may be required, at the option of each holder to redeem the Series A-1 Preferred Stock, in cash, at a redemption price equal to the greater of 125% of the stated value of the shares of Series A-1 Preferred Stock being redeemed and the intrinsic value of the shares of the Common Stock then issuable upon conversion of the shares of Series A-1 Preferred Stock being redeemed.

Shares of Series A-1 Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A-1 Preferred Stock will be required to amend any provision of the Company’s certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series A-1 Preferred Stock and as otherwise specified in the Series A-1 Certificate of Designations. Shares of Series A-1 Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank senior to:

●	all shares of Common Stock issued as restricted stock to, or issuable upon the exercise of stock options by, the Company’s employees and directors;

●	all shares of Common Stock issuable upon the vesting of restricted stock units outstanding;

●	all shares of Common Stock issuable upon the exercise of warrants outstanding;

●	all shares of Common Stock available as of that date for future grant or issuance pursuant to the Company’s stock plans; and

●	all issued and outstanding Common Stock, as well as all treasury shares;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Each Warrant shall be exercisable during the period commencing after the six-month anniversary of the date of original issuance (the “Initial Exercisability Date”) and ending on the fifth anniversary of the Initial Exercisability Date. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events. In addition, if on the Initial Exercisability Date, the exercise price then in effect is greater than the greater of (x) $1.26 and (y) 93% of the lowest volume weighted average price of the Common Stock during the period commencing on the date of original issuance through the Initial Exercisability Date (the “Warrant Adjustment Price”), the exercise price shall be lowered to such Warrant Adjustment Price.

Each holder of the Series A-1 Preferred Stock and the Warrants as applicable, may not convert or exercise such Series A-1 Preferred Stock and the Warrants as applicable , if, after giving effect to such conversion or exercise, as applicable, the holder of the Series A-1 Preferred Stock or Warrant, as applicable, together with its affiliates, would own more than 4.99% of the shares of the Company’s Common Stock then issued and outstanding, which may be increased to 9.99% in certain circumstances.

The form of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A form of the Series A-1 Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The form of Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the terms of the Agreement and the Warrants and the rights, preferences and privileges of the Series A-1 Preferred Stock are qualified in their entirety by reference to such exhibits. A copy of the opinion of Crowell & Moring LLP as to the validity of the sale and issuance of the Series A-1 Preferred Stock and the Warrants in the offering and the consent of Crowell & Moring LLP are filed as Exhibits 5.1 and 23.1 (included in Exhibit 5.1), respectively, to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Offering described in Item 1.01, above, which description is incorporated herein by reference, the Company designated 3,000 shares of its authorized and unissued preferred stock as Series A-1 Preferred Stock and will file with the Secretary of State of Delaware the Series A-1 Certificate of Designations, in the form attached as Exhibit 3.1 hereto and incorporated herein by reference. The summary of the rights, preferences and privileges of the Series A-1 Preferred Stock described above under Item 1.01, above, does not purport to be complete and is qualified in its entirety by the full text of the Series A-1 Certificate of Designations. The specimen Series A-1 Preferred Stock certificate is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 8.01 Other Events.

On January 18, 2017, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock
4.1	Form of Warrant, dated January 20, 2017
4.2	Specimen Series A-1 Preferred Stock Certificate
5.1	Opinion of Crowell & Moring LLP
10.1	Form of Securities Purchase Agreement, dated January 17, 2017
23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1 hereto)
99.1	Press Release issued by Uni-Pixel, Inc. on January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock
4.1	Form of Warrant, dated January 20, 2017
4.2	Specimen Series A-1 Preferred Stock Certificate
5.1	Opinion of Crowell & Moring LLP
10.1	Form of Securities Purchase Agreement, dated January 17, 2017
23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1 hereto)
99.1	Press Release issued by Uni-Pixel, Inc. on January 18, 2017